Exhibit 99.3
Richard Lewis Communications, Inc.
Corporate Communications • Investor Relations
35 West 35th Street, Suite 502, New York, NY 10001-2205
Telephone: 212.827.0020 Fax: 212.827.0028
www.rlcinc.com
FOR IMMEDIATE RELEASE
NYMAGIC, INC. ANNOUNCES BOARD APPOINTMENTS, DECLARES DIVIDEND
New York, March 10, 2009 — NYMAGIC, INC. (NYSE: NYM) announced today that Mark W. Blackman and Dennis H. Ferro have been appointed to its Board of Directors, expanding its number to 13.
Mr. Blackman, a son of the founder of NYMAGIC, is currently an Executive Vice President and the Chief Underwriting Officer of the Company. He was previously a Director of the Company from 1979 until May 2004, and with the exception of the period between October 1998 and May 2002, he has been continuously employed by the Company since 1977.
Mr. Ferro recently retired as the President and Chief Executive Officer of Evergreen Investment Management Company, an asset management company owned by Wachovia Bank, N.A., where he served since 1999. Before joining Evergreen, Mr. Ferro held a number of high echelon leadership positions in the financial services industry including executive roles with Zurich Investment Management, LTD., Scudder Investments U.K., LTD. and Kemper Investments, where he ran international equity products based in London, and was named in 1995 by Barron’s as one of the top 100 mutual fund portfolio managers.
In other business, NYMAGIC declared a dividend of $.04 to shareholders of record on March 31, 2009, payable April 7, 2009.
“We are delighted to add Mark and Dennis to our board,” said Robert R. Simses, NYMAGIC’s chairman. “The addition of Mark to the Board adds another dimension to his contribution to the Company and Dennis’ long experience in investment management will bring additional expertise to bear on our investment strategy.” Mr. Simses added, “We remain cautious about today’s economy and have reduced our dividend accordingly, but we are focused on returning to profitability during 2009.”
NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York and Chicago.

This report contains certain forward-looking statements concerning the Company’s operations, economic performance and financial condition, including, in particular, the likelihood of the Company’s success in developing and expanding its business. Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance in 2009 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results and risk assessments, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, and hurricanes Katrina and Rita, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as “intends,” “intend,” “intended,” “believes,” “estimates,” “expects,” “anticipates,” “plans,” “projects,” “forecasts,” “goals,” “could have,” “may have” and similar expressions. These and other risks could cause actual results for the 2009 year and beyond to differ materially from those expressed in any forward-looking statements made. Investors are referred to the full discussion of risks and uncertainties included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including those specified under the caption “I. A. Risk Factors” and in other documents filed by the Company with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.
CONTACTS:
    NYMAGIC, INC.
    A. George Kallop, 212-551-0744
         or
    Richard Lewis Communications, Inc.
    Cecelia Heer or Gregory Tiberend, 212-827-0020